                                 Exhibit 99.1



                         NORTH FULTON BANCSHARES, INC.
                           1996 STOCK INCENTIVE PLAN

                                 TABLE OF CONTENTS



                                                                     Page

SECTION 1  DEFINITIONS..............................................   1

     1.1  Definitions...............................................   1

SECTION 2  THE STOCK INCENTIVE PLAN.................................   4

     2.1   Purpose of the Plan......................................   4
     2.2   Stock Subject to the Plan................................   4
     2.3   Administration of the Plan...............................   4
     2.4   Eligibility and Limits...................................   5



SECTION 3  TERMS OF STOCK INCENTIVES................................   5

     3.1   Terms and Conditions of All Stock Incentives.............   5
     3.2   Terms and Conditions of Options..........................   6

           (a)   Option Price.......................................   6
           (b)   Option Term........................................   7
           (c)   Payment............................................   7
           (d)   Conditions to the Exercise of an Option............   7
           (e)   Special Provisions for Certain Substitute Options..   7

     3.3   Terms and Conditions of Stock Appreciation Rights........   8

           (a)   Settlement.........................................   8
           (b)   Conditions to Exercise.............................   8

     3.4   Terms and Conditions of Stock Awards.....................   8
     3.5   Terms and Conditions of Dividend Equivalent Rights.......   8

           (a)   Payment............................................   9
           (b)   Conditions to Payment..............................   9

     3.6   Terms and Conditions of Performance Unit Awards..........   9

           (a)   Payment............................................   9
           (b)   Conditions to Payment..............................   9

     3.7   Terms and Conditions of Phantom Shares...................   9

           (a)   Payment............................................   9
           (b)   Conditions to Payment..............................  10

     3.8   Treatment of Awards Upon Termination of Employment.......  10



SECTION 4  RESTRICTIONS ON STOCK....................................  10

     4.1   Escrow of Shares.........................................  10
     4.2   Forfeiture of Shares.....................................  10
     4.3   Restrictions on Transfer.................................  11

SECTION 5  GENERAL PROVISIONS.......................................  11

           5.1  Withholding.........................................  11
           5.2  Changes in Capitalization; Merger; Liquidation......  12
           5.3  Cash Awards.........................................  12
           5.4  Right to Terminate Services.........................  12
           5.5  Restrictions on Delivery and Sale of Shares;
                  Legends...........................................  13
           5.6  Nonalienation of Benefits...........................  13
           5.7  Termination and Amendment of the Plan...............  13
           5.8  Choice of Law.......................................  13
           5.9  Effective Date of Plan..............................  14

                         NORTH FULTON BANCSHARES, INC.
                           1996 STOCK INCENTIVE PLAN

                            SECTION 1  DEFINITIONS


     1.1 Definition. Whenever used herein, the masculine pronoun shall be deemed
         ----------
to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

         (a) "Board of Directors" means the board of directors of the Company.
              ------------------

         (b) "Cause" has the same meaning as provided in the employment
              -----
agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Employment, or if no such definition or employment agreement exists, "Cause" means conduct amounting to
(i) fraud or dishonesty against the employer, (ii) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the board of directors of the employer or knowing violation of law in the course of performance of the duties of Participant's employment with the employer, (iii) repeated absences from work without a reasonable excuse, (iv) intoxication with alcohol or drugs while on the employer's premises during regular business hours,
(v) a conviction or plea of guilty or nolo contendere to a felony or a crime
                                      ---- ----------
involving dishonesty, or (vi) a material breach or violation of the terms of any employment or other agreement to which Participant and the employer are party.

         (c) "Change in Control" means any one of the following events:
              -----------------

             (i) the acquisition by any person or persons acting in concert of the Company's then outstanding voting securities if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of the Company or such other transaction as may be described under 12 C.F.R. Section 225.41(b)(1) or any successor thereto;

             (ii) within any twelve-month period (beginning on or after the effective date of the Plan) the persons who were directors of the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors; provided that any director who was not a director as of the effective date of the Plan shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors of the Company shall be deemed to be an Incumbent Director;

             (iii) the approval by the stockholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or


                   (iv) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

             (d) "Code" means the Internal Revenue Code of 1986, as amended, and
                  ----
the rules and regulations promulgated thereunder.

             (e) "Committee" means a committee composed of members of the Board
                  ---------
of Directors appointed by the Board of Directors to administer the Plan.

             (f) "Company" means North Fulton Bancshares, Inc., a Georgia
                  -------
corporation.

             (g) "Disability" has the same meaning as provided in the long-term
                  ----------
disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or if the determination of Disability relates to an incentive stock option, Disability shall mean that condition described in Code
Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which such Disability relates.

             (h) "Disposition" means any conveyance, sale, transfer, assignment,
                  -----------
pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

             (i) "Dividend Equivalent Rights" means certain rights to receive
                  --------------------------
cash payments as described in Plan Section 3.5.

             (j) "Fair Market Value" with regard to a date means, in the absence
                  -----------------
of a specific determination by the Committee, the closing price at which shares of Stock shall have been sold on the last trading date prior to that date as reported by the National Association of Securities Dealers Automated Quotation System (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for any purpose contemplated by the Plan, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided, however, for purposes of determining the Option price per share for an Incentive Stock Option, Fair Market Value shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Participant.

             (k) "Option" means a nonqualified stock option or an incentive
                  ------
stock option as described in Plan Section 3.2.

             (l) "Over 10% Owner" means an individual who at any time an
                  --------------
incentive stock option is granted owns Stock possessing more than ten percent (10%) of the total combined voting power of the Company or one of its Subsidiaries, determined applying the attribution rules of Code Section 424(d).

             (m) "Participant" means an individual who receives a Stock
                  -----------
Incentive hereunder.

             (n) "Performance Unit Award" refers to a performance unit award
                  ----------------------
described in Plan Section 3.6.

             (o) "Phantom Shares" refers to the rights described in Plan Section
                  --------------
3.7.

             (p) "Plan" means the North Fulton Bancshares, Inc. 1996 Stock
                  ----
Incentive Plan.

             (q) "Stock" means the Company's common stock, $1.00 par value per
                  -----
share.

             (r) "Stock Appreciation Right" means a stock appreciation right
                  ------------------------
described in Plan Section 3.3.

             (s) "Stock Award" means a stock award described in Plan Section
                  -----------
3.4.

             (t) "Stock Incentive Agreement" means a written agreement between
                  -------------------------
the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

             (u) "Stock Incentives" means, collectively, Dividend Equivalent
                  ----------------
Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

             (v) "Subsidiary" means, with respect to the Company, any subsidiary
                  ----------
corporation within the meaning of Code Section 424(f).

             (w) "Termination of Employment" means the termination of the
                  -------------------------
employee-employer relationship between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.

                      SECTION 2  THE STOCK INCENTIVE PLAN

     2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to
         -------------------
certain officers, key employees, directors and advisory directors of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, key employees, directors and advisory directors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding key personnel.


     2.2 Stock Subject to the Plan. Subject to adjustment in accordance with
         -------------------------
Section 5.2, 150,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares; for this purpose, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

     After the first registration of an equity security of the Company or any affiliate under Section 12 of the Securities Exchange Act of 1934, the determinations required by the immediately preceding paragraph shall be computed in accordance with Rule 16b-3(a)(1) as promulgated under the Securities Exchange Act of 1934, as amended from time to time, and, for example, thereafter any shares subject to a Stock Award that are forfeited shall not be available again for purposes of the Plan.

     2.3 Administration of the Plan. The Plan shall be administered by the
         --------------------------
Committee. The Committee shall have full authority in its discretion to determine the persons to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

     After the first registration of an equity security under Section 12 of the Securities Exchange Act of 1934, the Committee shall consist of two or more directors, each of whom is not, during the one year prior to service as a member of the Committee, granted or awarded equity securities of the Company or an affiliate pursuant to the Plan or any other plan of the issuer or an affiliate, except as may be permitted under Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934.

     2.4 Eligibility and Limits. Stock Incentives may be granted only to
         ----------------------
officers, key employees, directors and advisory directors of the Company or an affiliate; provided, however, that Options which are incentive stock options may only be granted to an employee of the Company or any Subsidiary. In addition, with respect to options that are intended to be incentive stock options within the meaning of Code Section 422, in the event the aggregate Fair Market Value (determined as of the option grant date) of stock subject to such options (under all plans of the Company and Subsidiaries) that first become exercisable during any calendar year by an amount that exceeds $100,000, then such options in excess of the limitation shall not be incentive stock options and, to the extent such options were granted pursuant to this Plan, they shall be treated as nonqualified stock options.


                     SECTION 3  TERMS OF STOCK INCENTIVES

     3.1 Terms and Conditions of All Stock Incentives.
         --------------------------------------------

         (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. Notwithstanding the preceding, to the extent required under Section 162(m) of the Code and regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Stock Incentives may be granted during any one year period to any employee shall not exceed 100,000.

         (b) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate. Each Stock Incentive Agreement shall be subject to the terms of the Plan and any provision contained in the Stock Incentive Agreement that is inconsistent with the Plan shall be null and void.

         (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

         (d) The Committee may provide in any Stock Incentive Agreement (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by the National Association of Securities Dealer Automated Quotation System or any national securities exchange selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control (or if the shares of Stock are not then actively traded on any market, any price not greater than the highest price paid for a share of Stock in any other transaction) or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed one (1) year (the "Change in Control Price"). For purposes of this Subsection, the cash-out of a Stock Incentive shall be determined as follows:

                   (i) Options shall be cashed out on the basis of the excess, if any, of the Change in Control Price over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part;

                   (ii) Stock Awards and Phantom Shares shall be cashed out in an amount equal to the Change in Control Price with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive; and

                   (iii) Stock Appreciation Rights, Dividend Equivalent Rights and Performance Unit Awards shall be cashed out with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive and the amount of the cash out shall be determined by reference to the number of shares of Stock that would be required to pay the Participant in kind for the value of the Stock Incentive as of the date of the Change in Control multiplied by the Change in Control Price.

             (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement.

             (f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the personal representative of the Participant's estate or if no personal representative has been appointed, by the successor in interest determined under the Participant's will.

     3.2 Terms and Conditions of Options. Each Option granted under the Plan
         -------------------------------
shall be evidenced by a Stock Incentive Agreement, which shall specify, at a minimum, the number of shares of Stock subject to the grant, the option price and the option term. The Committee shall at the time of grant determine whether an Option is to be an incentive stock option, within the meaning of Code Section 422, or a nonqualified stock option and its status shall be clearly identified by the applicable Stock Incentive Agreement. An incentive stock option may only be granted to employees of the Company or a Subsidiary and may only be granted to any such employee within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

             (a) Option Price. Subject to adjustment in accordance with Section
                 ------------
5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement.

With respect to an incentive stock option grant to an Over 10% Owner, the Exercise Price shall in no event be less than 110% of Fair Market Value on the date the Option is granted.

         (b) Option Term. The term of an Option shall be as specified in the
             -----------
applicable Stock Incentive Agreement. With respect to an incentive stock option grant to an Over 10% Owner, the term of the Option shall expire no later than five (5) years from the date of grant. In addition, with respect to an Option grant that is intended to be an incentive stock option, the applicable Stock Incentive Agreement shall provide that, in the event of a Termination of Employment, the then unexpired portion of the Option shall terminate no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a Participant whose Termination of Employment is due to death or Disability, a period of up to one
(1) year may be substituted for the three (3) month period.

         (c) Payment. Payment for all shares of Stock purchased pursuant to
             -------
exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides, (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (ii) in a cashless exercise through a broker; or (iii) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. If a Stock Incentive Agreement so provides, the Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment of the Exercise Price for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

         (d) Conditions to the Exercise of an Option. Each Option granted under
             ---------------------------------------
the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, except as otherwise provided by the Plan, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

         (e) Special Provisions for Certain Substitute Options. Notwithstanding
             -------------------------------------------------
anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code

Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock
         -------------------------------------------------
Appreciation Right granted under the Plan shall be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.


         (a) Settlement. Upon settlement of a Stock Appreciation Right, the
             ----------
Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.


         (b) Conditions to Exercise. Each Stock Appreciation Right granted under
             ----------------------
the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

     3.4 Terms and Conditions of Stock Awards. The number of shares of Stock
         ------------------------------------
subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Committee shall specify in the applicable Stock Incentive Agreement, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend
         --------------------------------------------------
Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

         (a) Payment. Payment in respect of a Dividend Equivalent Right may be
             -------
made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

         (b) Conditions to Payment. Each Dividend Equivalent Right granted under
             ---------------------
the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

     3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit
         -----------------------------------------------
Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

         (a) Payment. Payment in respect of Performance Unit Awards may be made
             -------
by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

         (b) Conditions to Payment. Each Performance Unit Award granted under
             ---------------------
the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

     3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle
         --------------------------------------
the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment.

         (a) Payment. Payment in respect of Phantom Shares may be made by the
             -------
Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or, in the absence of such provision, as the

Committee may determine.

         (b) Conditions to Payment. Each Phantom Share granted under the Plan
             ---------------------
shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

     3.8 Treatment of Awards Upon Termination of Employment. Any award under
         --------------------------------------------------
this Plan to a Participant who suffers a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine thereafter. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to adjust the award.



                       SECTION 4  RESTRICTIONS ON STOCK


     4.1 Escrow of Shares. Any certificates representing the shares of Stock
         ----------------
issued under the Plan shall be issued in the Participant's name, but, if the applicable Stock Incentive Agreement so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.


     4.2 Forfeiture of Shares. In the event that the Participant violates a
         --------------------
noncompetition agreement either as set forth in the Stock Incentive Agreement or otherwise, notwithstanding any provision in the Stock Incentive Agreement to the contrary, the Committee may forfeit all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of any Stock forfeited hereunder.

     4.3 Restrictions on Transfer. The Participant shall not have the right to
         ------------------------
make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement.


                         SECTION 5  GENERAL PROVISIONS


     5.1 Withholding. The Company shall deduct from all cash distributions under
         -----------
the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement provides, a Participant may elect (a) to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below); (b) to tender to the Company the smallest number of whole shares of Stock that have been owned by the Participant for at least six months prior to the Tax Date which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date; or (c) to have a broker, dealer or other "creditor" (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) deliver an amount which is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:


         (i) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

         (ii) Any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

If a Participant is considered by the Committee to be subject to Section 16 of the Securities Exchange Act of 1934 at the time of tendering a Withholding Election, that Withholding Election will be given no effect at least until the Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 for at least one year and has filed all reports and statements required to be filed pursuant to that Section during that year.

  5.2  Changes in Capitalization; Merger; Liquidation.
       ----------------------------------------------

             (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

             (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, including a Change in Control, the Committee may make such adjustments with respect to Stock Incentives and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Stock Incentives, the acceleration of Stock Incentives, the early expiration of Stock Incentives, the removal of restrictions on outstanding Stock Incentives or the cash-out of the Stock Incentives, in cash or in kind, based upon the Change in Control Price or, for events other than a Change in Control, the Fair Market Value of the Stock determined as of a date within thirty (30) days immediately prior to the transaction, as provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation or other reorganization or tender offer.

             (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

     5.3 Cash Awards. The Committee may, at any time and in its discretion,
         -----------
grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

     5.4 Right to Terminate Services. Nothing in the Plan or in any Stock
         ---------------------------
Incentive shall confer upon any Participant the right to continue as an employee, officer, consultant or a member of the Board of Directors of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's relationship with the Company or any of its affiliates at any time.

     5.5 Restrictions on Delivery and Sale of Shares; Legends. Each Stock
         ----------------------------------------------------
Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.6 Nonalienation of Benefits. Other than as specifically provided with
         -------------------------
regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.7 Termination and Amendment of the Plan. The Board of Directors at any
         -------------------------------------
time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

     5.8 Choice of Law. The laws of the State of Georgia shall govern the Plan,
         -------------
to the extent not preempted by federal law.

     5.9 Effective Date of Plan. The Plan shall become effective upon the date
         ----------------------
the Plan is approved by the Board of Directors.


                                 NORTH FULTON BANCSHARES, INC.



                                 By: /s/ Grant R. Essex
                                     -----------------------------------------
                                     Grant R. Essex


                                 Title: President and Chief Executiive Officer
                                        --------------------------------------


Attest:

/s/ Jennifer L. Clifton
------------------------------
Secretary

  [CORPORATE SEAL]

      5.9 Effective Date of Plan. The Plan shall become effective upon the date
          ----------------------
the Plan is approved by the Board of Directors.


                                 NORTH FULTON BANCSHARES, INC.



                                 By: /s/ Thomas E. Dannemiller
                                     ---------------------------------
                                     Thomas E. Dannemiller


                                 Title: Chairman of the Board
                                        ------------------------------


Attest:

/s/ Jennifer L. Clifton
------------------------------
Secretary

  [CORPORATE SEAL]

                                                                      EXHIBIT 99

                           PREMIER BANCSHARES, INC.
                                 AMENDMENT TO
                         NORTH FULTON BANCSHARES, INC.
                           1996 STOCK INCENTIVE PLAN


     THIS AMENDMENT (the "Amendment") is made on this 31/st/ day of August, 1999, by PREMIER BANCSHARES, INC. ("Premier"), a corporation duly organized and existing under the laws of the State of Georgia.

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, pursuant to an Agreement and Plan of Reorganization dated April 9, 1999 (the "Merger Agreement") by and between Premier and North Fulton Bancshares, Inc. ("North Fulton"), North Fulton has been merged into Premier;

     WHEREAS, the Board of Directors of North Fulton previously adopted the North Fulton Bancshares, Inc. 1996 Stock Incentive Plan effective as of March 20, 1996 (the "Plan");

     WHEREAS, pursuant to the Merger Agreement, Premier has agreed to assume those options granted under the Plan which are outstanding as of the effective time of the merger; and

     WHEREAS, Premier desires to amend the Plan to reflect Premier's assumption of certain obligations under the Plan and to facilitate administration of the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective as of the date hereof as follows:

     1. All references in the Plan to the terms "Stock," including but not limited to the definition of the term contained in Section 1.1(q) of the Plan, shall hereinafter refer to the common stock of Premier, $1.00 par value, and references to an "Option" or "options," including but not limited to the definition of the term contained in Section 1.1(k) of the Plan, shall refer to those replacement options granted by Premier pursuant to the Merger Agreement;

     2. References in the Plan to the "Company," including but in no way limited to the definition of the term contained in Section 1.1(f), shall hereafter be deemed to be references to Premier Bancshares, Inc., unless the Board or the Committee determines otherwise. Notwithstanding the foregoing, however, for purposes of determining eligibility to participate in the Plan (including but not limited to the provisions of Section 2.4 of the Plan), the term "Company" shall refer to North Fulton Bancshares, Inc. or its affiliate.

     3. The first sentence of the first paragraph of Section 2.3 shall hereby be deleted and the following shall be substituted in lieu thereof:

     "The Plan shall be administered by the Board of Directors (the "Board" or "Board of Directors") of Premier Bancshares, Inc. ("Premier"), or upon its delegation, by a committee comprised of not less than two (2) members of the Board. To the extent that the Plan is administered by a committee (the "Committee") appointed by the Board of Premier, the Committee shall include no fewer than the minimum number of "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required by Rule 16b-3 or any successor rule. For the purposes herein, the term shall also include the "Committee," shall also include the Board if the Board has retained all or part of the authority to administer the Plan."

     4.   The second paragraph of Section 2.3 shall be deleted in its entirety.

     5. Section 5.9 of the Plan is amended by adding the following sentence at the end of Section 5.9:

     "Awards may be granted for a period of up to 10 years after the effective date of the Plan."

     Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

     IN WITNESS WHEREOF, Premier has caused this Amendment to be executed on the day and year first above written.

                                        PREMIER BANCSHARES, INC.



                                        By: /s/ Darrell D. Pittard
                                            ----------------------------
                                            Darrell D. Pittard, Chairman

ATTEST:


/s/ Barbara Burtt
------------------------
Barbara Burtt, Secretary

     [CORPORATE SEAL]

                                      -2-